EXHIBIT 10.1

Spectra Products Inc.
------------------------------------------------------------------------------
41 Horner Avenue, Unit 2, Etobicoke, Ontario M8Z 4X4
                                    Tel (416) 252-2355        Fax (416) 252-2410


June 28, 1999

                               Letter of Agreement

Mr. Michael Brozek
Trancom Industries, Inc.
44 East Mifflin Street
Suite 1000
Madison, WI
53703

Re: Mexico Distribution Agreement - Brake Safe

Dear Michael:

This letter of agreement ("the Agreement") will detail our previous discussions and the terms and conditions whereby Spectra Products Inc. ("SPI") will grant exclusive distribution rights for the Brake Safe visual brake stroke indicator ("the Products") to Trancom Industries, Inc. (hereinafter "Trancom") for Mexico and the territories compromising this country ("the Territory").

1. SPI will grant Trancom the exclusive distribution rights for the Products in the Territory in consideration of the payment to SPI of the sum of one hundred thousand dollars ($100,000.00) in U.S. currency, payments to be made in accordance with Schedule "A" attached to this Agreement. In addition, Trancom will issue 300,000 common shares in the private company to Spectra Inc. as consideration for the grant of exclusive rights for the Territory.

2. This Agreement grants Trancom distribution rights for the Products only within the Territory. Trancom will not distribute or export the Products directly or indirectly to other countries from the Territory.

3. This Agreement shall have a term of five years commencing June 1, 1999 and shall be renewable for two additional terms of one year upon the mutual consent of SPI and Trancom. Trancom shall have the right to terminate this Agreement with SPI at any time upon 30 days notice in writing. SPI shall have the right to terminate this Agreement after reasonable notice and an opportunity to cure in the event Trancom commits any act of bankruptcy or makes any assignment for the benefit of creditors, or Trancom markets, distributes, sells or promotes other products similar in purpose or function to the Products.

4. Trancom shall purchase the Products subject to the terms and conditions listed on Schedule "B" to this Agreement. SPI shall only increase prices of the Products in the


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     event of  increased  raw  materials  or labour costs and then only upon not less than sixty (60) days advance notice to Trancom.

5. All orders and shipments shall be FOB SPI's warehouse in Etobicoke, Canada and all orders shall be paid by Trancom within 30 days of invoicing by SPI, or in accordance with SPI's terms.

6. During the term of this Agreement, Trancom will actively promote the sale of the Products in the Territory. Trancom acknowledges that it is an independent business entity and is solely responsible for all expenses and costs incurred in promoting and selling the Products in the Territory.

7. Trancom will not assign or transfer the exclusive rights granted under this Agreement without the prior written consent of SPI.

8. SPI and Trancom agree that the exclusive distribution rights under this Agreement are subject to the minimum purchases of Products as set out in Schedule "C" to this Agreement. In the event Trancom fails to purchase the minimum quantities set forth in Schedule "C" and this default is not cured within 45 days, SPI shall have the option of terminating the exclusivity granted to Trancom, provided that Trancom will be permitted to distribute, sell and promote the Products in the Territory on a non-exclusive basis.

9. SPI will extend to Trancom's customers the warranty given by SPI to Trancom as set forth in Schedule "D" to this Agreement and Trancom is not authorized or empowered to make any changes thereto.

10. SPI will indemnify, defend and hold Trancom harmless from any and all claims, damages, losses and expenses, including reasonable attorney's fees and costs, sustained by Trancom as a result of defects or alleged defects in the Products sold to Trancom by SPI.

11. With respect to any patents which may be issued regarding the Products, if any such patent is infringed by a third party, SPI shall, at SPI's own expense, take all steps which SPI deems reasonable in order to terminate or abate the infringement. Trancom shall promptly notify SPI in writing of any infringement of the right, ownership or title of SPI pertaining to any patent issued with respect to the Products which comes to the attention of Trancom. Any damages, costs or other compensation awarded as a result of the infringement will belong to SPI. Trancom shall cooperate with SPI in furnishing witnesses, records and information for any legal proceedings regarding such infringement.

12. SPI shall indemnify and hold Trancom harmless from any and all liability arising from claims or allegations that the patents issued to SPI infringe upon a third party's patent or patents. In the event SPI is prevented from selling the Products to Trancom, SPI will sell to Trancom the Schandelmeier brake adjustment gauge or a product similar to the Products. Trancom shall cooperate with SPI in the defense of any such action including furnishing witnesses, records and information regarding such alleged infringement.

13. Trancom, at its own costs, shall maintain comprehensive general liability insurance in form and with amount that is satisfactory to SPI, including a minimum coverage for each occurrence of $1,000,000.00.


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14.  Trancom shall be permitted to use SPI's trademarks subject to prior written consent of SPI and SPI's distributor trademark restrictions as may be amended from time to time.

15. Trancom and SPI shall provide notice as may be required pursuant to this Agreement prepaid by registered mail at the respective address set forth in this Agreement or by telecopier to Trancom at 608-251-0261 and to SPI at 416-252-2410. Notice shall be deemed fully given eight days after posting by mail and 24 hours after forwarding by telecopier.

16.  SPI and Trancom  will  execute  within 45 days of signing  this  Agreement,
     SPI's  standard  exclusive   distribution   agreement  and  the  terms  and
     conditions of this Agreement shall be incorporated therein.

17. This Agreement shall be subject to and shall be construed and enforced in accordance with the domestic laws of the Province of Ontario, Canada and SPI and Trancom irrevocably attorn to the jurisdiction of the Courts of Ontario.

Please indicate your consent to the terms and conditions of this Agreement by signing in the appropriate space below and returning one originally signed copy of this Agreement to our offices.



Yours truly,
SPECTRA PRODUCTS INC.

/s/ Michael R. Faye
-------------------------
Per:     Michael R. Faye
         Vice President


We hereby accept the above noted terms and conditions this 30th day of June, 1999.



TRANCOM INDUSTRIES, INC.


Per:     /s/ Michael Brozek
         --------------------
         Michael Brozek
         President

                                  Schedule "A"


SPI and Trancom agree that Trancom shall pay to SPI $100,000.00, U.S. currency, for the exclusive distribution rights for the Territory under the terms and conditions as set forth in this Agreement. Trancom shall pay SPI in accordance with the following payment schedule:



                  Date                               Payment

                  July 30, 1999                      $50,000.00

                  September 30, 1999                 $50, 000.00

















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                                  Schedule "B"

SPI and Trancom agree that Trancom will purchase the Products to be sold in the Territory at the prices and terms set forth below and as may be amended from time to time by SPI.

         Product Code                 Price
         ------------                 -----
         PU242                        $18.50
         PU242-58                     $19.75
         PU250LS-58                   $19.75
         PU250LS                      $18.50
         PU302                        $18.50
         PU302-58                     $19.75
         PU302E                       $23.50
         TL250LS                      $18.50
         TL250LS-CP                   $23.50
         TL250LS-58                   $19.75
         TL302                        $18.50
         TL302-CP                     $23.50
         TL302-58                     $19.75
         TL302S                       $23.50
         CP302                        $23.50
         CLVS58                       $12.00
         CLVS12                       $12.00
         BPU242                       $18.50 per axle (25 per master ctn)
         BPU302                       $18.50 per axle (25 per master ctn)
         BTL302                       $18.50 per axle (25 per master ctn)
         B175                         $ 4.40
         B200                         $ 4.40
         B250                         $ 4.40
         YP1                          $ 2.50 (25 per bag)
         RP1                          $ 2.50 (25 per bag)



o All prices are U.S. dollars FOB Toronto, Ontario and exclude applicable taxes
o    Payment Terms are Net 30 days.







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                                  Schedule "C"

During the term of this Agreement, Trancom will purchase the following minimum quantities of the Products:


         Period                                    Number of Axles


July 1, 1999 to December 31, 2000                  15,000

January 1, 2001 to December 31, 2001               20,000

January 1, 2002 to December 31, 2002               20,000

January 1, 2003 to December 31, 2003               25,000

January 1, 2004 to May 31, 2004                    12,500









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                                  Schedule "D"

SPI will warranty its Brake Safe TM products purchased from Trancom by Trancom's customers under the terms and conditions set forth hereunder: